SIXTH AMENDMENT TO LOAN AGREEMENT


     THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this "Amendment"), made and entered into as of October 12, 1998, but effective upon satisfaction of each of the conditions precedent specified in Section 3 hereof, by and between FAIRFIELD MANUFACTURING COMPANY, INC., a Delaware corporation ("Borrower"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital"), as sole "Lender" under the "Loan Agreement" hereinafter referred to and as agent for itself and the other "Lenders" who may hereafter become parties to the Loan Agreement (GE Capital, in such capacity, the "Agent").


                                    RECITALS:

      A. Borrower and GE Capital, as a Lender and as Agent, entered into a certain Loan Agreement, dated as of July 7, 1993, as amended pursuant to a First Amendment to Loan Agreement, dated as of September 30, 1994, a Second Amendment to Loan Agreement, dated March 30, 1995, but effective as of December 31, 1994, a Third Amendment to Loan Agreement, dated as of March 31, 1995, a Fourth Amendment to Loan Agreement, dated as of December 5, 1996, and a Fifth Amendment to Loan Agreement, dated as of February 26, 1997 (the "Loan Agreement"; capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Loan Agreement) whereby, subject to the terms and conditions set forth therein, GE Capital, as sole Lender thereunder, made the Commitment and the Term Loans available to Borrower.

      B. Borrower has requested certain amendments to the Loan Agreement, including, among other things, (a) a reduction in the rate of interest payable on the Obligations and in the commitment fee payable in regard to the Commitment, as set forth herein, (b) extensions of the Commitment Termination Date for the Commitment and of the Maturity Date of the Term Loan to July 1, 2005, (c) an increase in the maximum amount of the Commitment to $30,000,000,
(d) an increase in the amount of the Term Loans to $35,000,000 pursuant to which Lenders will loan to Borrower the excess of such increased amount of the Term Loans over the outstanding principal balance of the Term Loans, for use by Borrower for application in payment of Advances, (e) the modification of the principal amortization schedule of the Term Loans to provide for a single principal payment in the amount of the entire outstanding principal balance of the Term Loans, due and payable on the Maturity Date; and (f) the establishment by Lenders for Borrower of a non-revolving line of credit in the maximum amount of Ten Million Dollars ($10,000,000), pursuant to which Borrower may obtain loans for use by it in repurchasing or redeeming Senior Subordinated Notes.

      C. Subject to the terms and conditions set forth herein, including without limitation, the payment by Borrower to Lenders of the fees specified herein, Lenders are willing to amend the Loan Agreement as described in the preceding paragraph B.

      D.    Borrower  and GE Capital, as Agent and sole Lender  under  the  Loan
Agreement, desire to enter into this Amendment in order to amend the Loan Agreement in the manner described generally in paragraph B of these recitals and described more particularly herein and to amend the Loan Agreement in certain other respects as hereinafter set forth.

      In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

      1. Amendments to Loan Agreement. Effective upon fulfillment, to the satisfaction of Lenders, of the conditions precedent set forth in Section 1 hereof, the Loan Agreement shall be deemed to be amended as follows:

          (a)  Amendments to Section 1.1 of the Loan Agreement.

           (i) Section 1.1 of the Loan Agreement shall be deemed to be amended by deleting the definitions of "Agreement", "Commitment", "Consolidated EBITDA", "Consolidated Fixed Charges", "Consolidated Net Income", "Consolidated Net Interest Expense", "Fixed Rate", "Fixed Rate Loan", "Floating Rate Loan", "Loan Documents" and "Maturity Date" therein in their entireties and substituting in lieu thereof the following revised definitions of "Agreement", "Commitment", "Consolidated EBITDA", "Consolidated Fixed Charges", "Consolidated Net Income", "Consolidated Net Interest Expense", "Fixed Rate", "Fixed Rate Loan", "Floating Rate Loan", "Loan Documents" and "Maturity Date":

          "Agreement" means this Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, extended or supplanted (including, without limitation, by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment).

          "Commitment" means Twenty Million Dollars ($20,000,000), as such amount may be increased to Thirty Million Dollars ($30,000,000) pursuant to the Subsequent Commitment Increases provided for in
          Section 2.8, unless and until reduced to zero pursuant to Section 3.2(a).

                 "Consolidated  EBITDA"  means,  for  any  period,  the  sum  of
          (a) Consolidated Net Income for such period, plus (b) Consolidated Net Interest Expense (excluding Permitted Preferred Stock Dividends) for such period, plus (c) all taxes computed on a stand-alone basis for Borrower and its Subsidiaries accrued for such period on or measured by income, to the extent treated as expense in the determination of Consolidated Net Income for such period, plus (d) all depreciation and amortization of fees or intangibles of any kind for such period, to the extent treated as expense in the determination of Consolidated Net Income for such period, plus (e) all non-cash accruals or cash expenses relating to the Equity Participation Plan and Equity Incentive Plan, to the extent that such accruals or expenses reduce net income, in each case, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Fixed Charges" means, for any period, without duplication, the sum of (a) Consolidated Net Interest Expense for such period (including, without limitation, under Capital Leases, but excluding Permitted Preferred Stock Dividends), plus (b) scheduled amortization during such period of the principal balances of the Debt Repurchase Loans, plus (c) all payments made by Borrower and its Subsidiaries pursuant to Operating Leases during such period, plus
          (d) all taxes payable by Borrower and its Subsidiaries during such period, including all amounts paid or payable to Lancer under the Tax Sharing Agreement during such period (without giving effect to any corresponding capital contribution or other reduction therein provided for in Section 7 of the Tax Sharing Agreement), plus (e) all cash payments made by Borrower to purchase Exchange Preferred Stock during such period, other than payments made from the proceeds of cash capital contributions to Borrower not made under or with respect to the Tax Sharing Agreement, plus (f) all other payments made by Borrower in cash during such period as permitted under Section 6.3 (to the extent not added or subtracted in calculating Consolidated Cash
          Flow), other than Permitted Preferred Stock Dividends and payments permitted pursuant to clause (p) of Section 6.3 (inclusive of any made prior to the Sixth Amendment Date with Lenders' prior written consent), in each case determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (after taxes but before dividends on the New Preferred Stock and accretions thereon), but without giving effect to extraordinary losses or gains for such period or to non-operating or non-cash items of income or expense (or expenses relating to the LIFO reserve) during such period and excluding net income (or loss) of any Person other than Borrower and its Subsidiaries that is included in the determination of such net income (or loss) except to the extent of dividends or distributions paid to Borrower or its Subsidiaries.

          "Consolidated Net Interest Expense" means, for any period, the gross interest expense of Borrower and its Subsidiaries for such period, plus (a) the portion of the up-front costs and expenses for Interest Rate Contracts (to the extent not included in gross interest expense) fairly allocated to such Interest Rate Contracts as expenses for such period, less (b) interest income (to the extent not deducted from gross interest expense), Interest Rate Contracts payments received and amortized debt discount and deferred financing fees (to the extent not deducted from gross interest expense) of Borrower and its Subsidiaries for such period plus (c) Permitted Preferred Stock Dividends paid in cash during such period, other than Permitted Preferred Stock Dividends paid from the proceeds of cash capital contributions to Borrower not made under or with respect to the Tax Sharing Agreement less (d) amortization of deferred financing costs included in gross interest expense, in each case determined on a consolidated basis in accordance with GAAP.

          "Fixed Rate" means, (i) commencing on the Sixth Amendment Date and continuing until July 1, 1999, the LIBOR Rate plus, as to the Revolving Credit Loan, one and one-quarter percent (1-1/4%) per annum, as to the Debt Repurchase Loans, one and three-quarters percent (1-3/4%) per annum and, as to the Term Loan and all other Obligations (other than Obligations under the Revolving Credit Loan and the Debt Repurchase Loans), one and one-half percent (1-1/2%) per annum; and
          (ii) commencing on July 1, 1999, the Fixed Rate will mean the LIBOR Rate plus the Applicable LIBOR Margin as determined in accordance with the following grid:

If the Ratio of
Consolidated EBITDA
to Consolidated Net
Interest Expense
for the Four         The
Consecutive Fiscal   Applicable
Quarters ending on   LIBOR
the last day of the  Margin for
Preceding Fiscal     Fixed Rate
Quarter is:          Loans will
                     be:

                     Revolving   Term Loan   Debt
                     Credit                  Repurchase
                     Loan                    Loans

Greater than or      0.75% per   1.00% per   1.25% per
equal to 2.75        annum       annum       annum

Greater than or      1.00% per   1.25% per   1.50% per
equal to 2.50:1.00   annum       annum       annum

Less than 2.50:1     1.25%per    1.50% per   1.75% per
                     annum       annum       annum

            Any change in the Applicable LIBOR Margin by virtue of the foregoing provision with regard to any Fiscal Quarter shall be made within five (5) days after delivery by Borrower to Lender of
            financial   statements   for  such  Fiscal   Quarter   pursuant   to
            Section 7.1(b); provided, however, that any such change shall be deemed to have become effective on that date thirty (30) days after the end of such Fiscal Quarter.

                                "Fixed Rate Loan" means a Fixed Rate Advance,  a
            Fixed Rate Debt Repurchase Loan or a Fixed Rate Term Loan, or two or more of them, as the context may require.

                                "Floating  Rate  Loan"  means  a  Floating  Rate
            Advance, a Floating Rate Debt Repurchase Loan or a Floating Rate Term Loan, or two or more of them, as the context may require.

            "Loan Documents" means, collectively, this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Notes, the Blocked Account Agreements, the Subsidiary Guaranty, the Collateral Documents, the Lancer Pledge Agreement and any other agreements of any type or nature heretofore or hereafter executed and delivered by Borrower or any of its Affiliates in favor of the Agent or Lenders in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

            "Maturity Date" means July 1, 2005.

             (ii) Section 1.1 of the Loan Agreement shall be deemed further amended by adding therein, in appropriate alphabetical order, the following additional definitions:

                  "Debt  Repurchase Line" shall mean a line  of  credit  in  the maximum principal amount of Ten Million Dollars ($10,000,000) established by Lenders pursuant to Section 2.3A hereof.

                  "Debt  Repurchase Loans" shall mean loans made by  Lenders  to
            Borrower under the Debt Repurchase Line as provided in Section 2.3A hereof.

            "Equity Incentive Plan" means Borrower's long-term incentive compensation plan, as such plan may be amended, supplemented or restated by the Board of Directors of Borrower; provided, however, that any amendment, supplement or restatement which could reasonably be expected to have a Material Adverse Effect shall require the consent of the Majority Lenders.

            "Equity Plan Cap" means the sum of $5,000,000 in the aggregate in each Fiscal Year and $35,000,000 in the aggregate during the term of this Agreement.

                   "Fixed  Rate  Debt  Repurchase  Loan"  shall  mean  the  Debt
            Repurchase Loans or portions thereof bearing interest at the Fixed Rate pursuant to Section 3.5(a).

                  "Floating  Rate  Debt Repurchase Loan"  shall  mean  the  Debt
            Repurchase Loans or portions thereof bearing interest at the Floating Rate pursuant to Section 3.4.

            "Sixth Amendment" means the Sixth Amendment to the Loan Agreement, dated as of October 12, 1998, among Borrower, the Agent and GE Capital, as sole Lender.

            "Sixth Amendment Date" means October 12, 1998, or such later date as the Sixth Amendment shall have been executed and delivered by the parties and all conditions precedent to the effectiveness thereof set forth in Section 3 thereof shall have been satisfied.

             (iii) Section 1.1 of the Loan Agreement shall be deemed further amended by deleting the definition of "Consolidated Excess Cash Flow" therefrom.

      (b) Certain References to "Term Loans". The terms "Term Loan" or "Term Loans" when used in the following provisions of the Loan Agreement shall mean not only the Term Loans but also the Debt Repurchase Loans and such provisions shall apply to the Debt Repurchase Loans to the same extent as to the Term
Loans: the defined terms "Interest Period", "Loans" and "Request for Fixed Rate Election" included in Section 1.1 of the Loan Agreement; Section 2.7; Section 3.2(b); Section 3.12; Section 3.13; Section 3.14; Section 3.15; Section 3.17;
Section 3.22; Section 3.23; Section 4.15; Section 4.16; Section 4.20; introduction to Article 5; introduction to Article 6; Section 6.1(b); Section 6.11; introduction to Article 7; Section 10.7; Section 11.4; Section 11.5;
Section 11.8, Section 11.11(d); Section 11.13 and Section 11.17.

     (c)    Amendment to Section 2.3 of the Loan Agreement.

                  Section 2.3 of the Loan Agreement shall be deemed to be amended by deleting such Section in its entirety and substituting in lieu thereof the following revised Section 2.3:

     2.3    Term Loans.

                          (a) On the Sixth Amendment Date, the outstanding principal balance of the term loans previously made by Lenders to Borrower (individually, the "Term Loan" and, collectively, the "Term Loans") is $25,000,000. Pursuant to Borrower's request, Lenders have agreed to increase the principal amount of the Term Loans to $35,000,000 and to lend the Borrowers the difference between such increased amount of the Term Loans and the outstanding principal balance thereof prior to such increase. Borrower may not reborrow the Term Loans or any portion thereof once repaid.

                          (b) Not later than 11:00 a.m., Atlanta time, on the Sixth Amendment Date, each Lender shall make its portion of the increased amount of the Term Loan available to the Agent by wire transfer of immediately available funds to Agent's Deposit Account. Upon fulfillment of the applicable conditions set forth in Section 2 of the Sixth Amendment, such increased amount of the Term Loan shall be made available to Borrower by the Agent by wire transfer of immediately available funds as instructed by Borrower, to the extent actually received from the Lenders. No Lender shall be responsible for the failure of any other Lender to make available the portion of such increase to be made by such other Lender.

                          (c) Each Lender's Term Loan, as so increased, shall be evidenced by that Lender's Term Note, subject to the provisions of Section 2.6.

            (d)  Addition of New Section 2.3A of the Loan Agreement.

                  The  following Section 2.3A of the Loan Agreements  is  hereby added immediately after Section 2.3:


     2.3A   Debt Repurchase Line.

            (a) Subject to the terms and conditions set forth in this Agreement, Lenders hereby establish the Debt Repurchase Line pursuant to which, each Lender agrees, severally, and for itself alone, that during the period commencing on the Sixth Amendment Date and ending on the second anniversary of the Sixth Amendment Date, it shall make pro rata, according to that Lender's Pro Rata
            Share of the Debt Repurchase Line, Debt Repurchase Loans in such amounts as Borrower may request in accordance with Section 2.3A(c), the proceeds of which will be used by Borrower to effect repurchases or redemptions of Senior Subordinated Notes; provided, that, each of the following conditions precedent have been satisfied:

                           (i) The repurchase or redemption of Senior Subordinated Notes to be effected with the proceeds of such Debt Repurchase Loan shall be permitted pursuant to the terms of the Senior Subordinated Note Indenture, and no default or event of default shall exist thereunder as a result thereof.

                          (ii)  The representations and warranties contained  in
                  Article 4 shall be true and correct in all material respects on and as of the date of the Debt Repurchase Loan as though made on and as of that date (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transaction expressly contemplated by this Agreement).

                          (iii) There shall not then be pending or, to the  best
                  knowledge of Borrower, threatened, any litigation, arbitration, injunction, proceeding, governmental investigation or inquiry against or affecting Borrower or any Property of Borrower before any Governmental Agency that could reasonably be expected to have Material Adverse Effect.

                          (iv) No Default or Event of Default shall have occurred and be continuing or will result from the redemption or repurchase to be effected with such Debt Repurchase Loan.

                          (v) Since June 30, 1998, there shall not have occurred: (A) any event or circumstance that could reasonably be expected to have a Material Adverse Effect, or (B) any dividends or other distributions made to the stockholders of Borrower, except as permitted by Section 6.3 of this Agreement or Section 7(b) of the Lancer Pledge Agreement.

                          (vi) Lenders shall be satisfied that Borrower's incurrence of Indebtedness pursuant to the requested Debt Repurchase Loan is permissible pursuant to Section 1010 of the Senior Subordinated Note Indenture and that after giving effect thereto each of the representations and warranties set forth in Section 4.21 shall continue to be true and correct in all respects and shall have received such assurances in regard thereto as Lenders shall request, including, without limitation, certifications of Senior Officers of Borrower and an opinion of Borrower's counsel with regard to such matters, each to be in form and substance satisfactory to Lenders.

          (b) The aggregate amount of Debt Repurchase Loans made hereunder may not exceed the amount of the Debt Repurchase Line. No Debt Repurchase Loan may be reborrowed once repaid.

          (c) Borrower shall request each Debt Repurchase Loan in writing at least three (3) Business Days prior to the requested funding date, which request shall specify the date of the requested Debt Repurchase Loan, the amount thereof and the amount of Senior Subordinated Notes to be purchased with the proceeds thereof and shall include a certification that each of the conditions precedent thereto specified in paragraph (a) above has been satisfied. In the event that the requested Debt Repurchase Loan is to be a Fixed Rate Loan, Borrower shall concurrently with such request make a Fixed Rate Election with respect thereto in accordance with Section 3.5(b).

          (d) On the effective date of the Sixth Amendment the sum of $5,000,000 constituting an Advance previously made to permit a repurchase of Senior Subordinated Notes shall be converted from an Advance to a Debt Repurchase Loan.

          (e) Promptly following receipt of a request for Debt Repurchase Loan, the Agent shall notify each Lender by telephone or telecopier of the date of the Debt Repurchase Loan and such Lender's Pro Rata Share of the Loan. Not later than 11:00 a.m., Atlanta time, on the date specified for any Debt Repurchase Loan, each Lender shall make its Pro Rata Share of the Loan available to the Agent by wire transfer of immediately available funds to the Agent's Deposit Account. Upon fulfillment of the applicable conditions set forth in
          Section 8.2, each Debt Repurchase Loan shall be made by the Agent by wire transfer of immediately available funds to Borrower's Deposit Account, to the extent actually received from Lenders. No Lender shall be responsible for the failure of any other Lender to make the Pro Rata Share of any Loan to be made by such other Lender.

          (f) On the second anniversary of the Sixth Amendment Date, Borrower's ability to obtain Debt Repurchase Loans shall terminate.

          (g) Interest shall be payable on each Debt Repurchase Loan on the dates provided in Section 3.17 (as amended pursuant to Section 1(b) above), commencing on the first such date occurring after the disbursement thereof. With respect to the Advance converted to a Debt Repurchase Loan as provided in clause (d) above, such commencement date shall be November 15, 1998. The outstanding principal balances of the Debt Repurchase Loans shall be payable in twenty equal quarterly installments (based on a five-year amortization) commencing on August 15, 2000 and continuing on each Quarterly Payment Date thereafter provided, however, that on the twentieth Quarterly Payment Date, the outstanding principal balance of the Debt Repurchase Loans, together with all accrued and unpaid interest thereon, shall be due and payable in full.

          (h) The Debt Repurchase Loans shall be evidenced by promissory notes in form and substance satisfactory to Lenders which shall be "Notes" for all purposes of this Agreement.

      (e) Amendment to Section 2.8 to the Loan Agreement. The Loan Agreement shall be deemed further amended by deleting Section 2.8 thereof in its entirety and substituting in lieu thereof the following revised Section 2.8:

     2.8  Subsequent Commitment Increases.

           (a) Subsequent Commitment Increases. Subject to the satisfaction of each of the conditions set forth in Section 2.8(b), at Borrower's written request, delivered by Borrower to the Agent at least fifteen (15) days prior to the requested increase date and specifying the requested increase date (each individually a "Subsequent Commitment Increase Date" and collectively the "Subsequent Commitment Increase Dates"), the Commitment shall be increased (each individually a "Subsequent Commitment Increase" and collectively the "Subsequent Commitment Increases") on no more than two Subsequent Commitment Increase Dates by an amount not in excess of Ten Million Dollars ($10,000,000) in the aggregate as to both Subsequent Commitment Increases.

           (b) Conditions Precedent to Subsequent Commitment Increases. The obligations of the Lenders to make the Subsequent Commitment Increases available to Borrower are subject to the following conditions precedent each of which shall be satisfied prior to or on the applicable Subsequent Commitment Increase Date:

                (i) There shall be no more than two Subsequent Commitment Increases.

                     (ii) Each Subsequent Commitment Increase shall be in a minimum amount of Five Million Dollars ($5,000,000).

                      (iii) The Agent shall have received all of the following, each dated as of the applicable Subsequent Commitment Increase Date and all in form and substance satisfactory to the Agent and legal counsel for the Agent:

                     (1) amendments to the then existing Revolving Credit Note executed by Borrower in favor of each Lender pursuant to which the principal amount of the Revolving Credit Note held by each Lender shall be increased by an amount equal to such Lender's Pro Rata Share of the Subsequent Commitment Increase;

                     (2) an Officer's Certificate affirming that the conditions set forth in clauses (v), (vi), (vii) and (viii) below have been satisfied;

                     (3) to the extent deemed necessary by the Agent, an amendment to the Mortgage giving effect to the Subsequent Commitment Increase, executed by Borrower, and in form acceptable for recordation with the appropriate Governmental Agency;

                     (4) to the extent deemed necessary by the Agent, assurance from the Title Company that it is committed to cause such amendment to the Mortgage to be recorded, and, upon recordation of such amendment to issue an endorsement to the title insurance policy issued by the Title Company with regard to the Mortgage, in a form acceptable to the Agent, insuring the continued validity and priority of the Mortgage as a lien upon the Owned Real Property, subject to only those title exceptions which are set forth in such title insurance policy and such other title exceptions as may be approved by the Agent in its sole discretion; and

                      (5) such other assurances, certificates, documents, consents or opinions (in addition to those described hereinbelow) as the Agent may reasonably require.

                (iv) The representations and warranties contained in Article 4 shall be true and correct in all material respects on and as of the Subsequent Commitment Increase Date as though made on and as of that date (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by this Agreement).

               (v) There shall not then be pending or, to the best knowledge of Borrower, threatened, any litigation, arbitration, injunction, proceeding, governmental investigation or inquiry against or affecting Borrower or any Property of Borrower before any Governmental Agency that could reasonably be expected to have a Material Adverse Effect.

               (vi) Each of Lancer, Borrower and each of Borrower's Subsidiaries shall be in compliance with all the terms and provisions of the Loan Documents to which it is party, and no Default or Event of Default shall have occurred and be continuing.

                (vii)      Since  June 30, 1998, there shall not have  occurred:
          (A) any event or circumstance that could reasonably be expected to have a Material Adverse Effect, or (B) any dividends or other distributions made to the stockholders of Borrower, except as permitted by Section 6.3 of this Agreement or Section 7(b) of the Lancer Pledge Agreement.

                (viii) Lenders shall be satisfied that Borrower and its Subsidiaries are in compliance with all applicable Laws, including, without limitation, all Environmental Laws and all Laws pertaining to labor, occupational safety and health and ERISA matters except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect. Lenders shall be satisfied that the consummation of the Subsequent Commitment Increase will not cause Borrower or any Subsidiary to violate any Contractual Obligation to which it is party or by which it is bound or any Laws applicable to it.

                (ix) Lenders shall be satisfied that Borrower's incurrence of Indebtedness pursuant to the Subsequent Commitment Increase is permissible pursuant to Section 1010 of the Senior Subordinated Note Indenture and that after giving effect thereto each of the representations and warranties set forth in Section 4.21 shall continue to be true and correct in all respects and shall have received such assurances in regard thereto as Lenders shall request, including, without limitation, certifications of Senior Officers of Borrower and an opinion of Borrower's counsel with regard to such matters, each to be in form and substance satisfactory to Lenders.

                (x) Borrower shall pay to Lenders a fee for each Subsequent Commitment Increase in an amount of one-fourth percent (.25%) of the amount of such increase which fee shall be fully-earned and non-refundable on the date of such increase.

      (f) Amendment to Section 3.1 of the Loan Agreement. The Loan Agreement shall be deemed to be further amended by deleting in its entirety clause (b) only of Section 3.1 thereof and substituting in lieu thereof the following revised clause (b):

           (b) The aggregate principal amount of the Term Loans shall, if not sooner paid, be payable in full on the Maturity Date. The aggregate principal amount of the Debt Repurchase Loans shall be paid as provided in
     Section 2.3A.

      (g) Amendments to Section 3.3 of the Loan Agreement. (i) Section 3.3 of the Loan Agreement is hereby amended by deleting clauses (b) and (d) thereof in their entireties.

      (ii) Section 3.3 of the Loan Agreement is hereby further amended by changing the references to "Term Loan" and "Term Loans" in clauses (c), (e) and
(f) thereof to references to "Debt Repurchase Loan" and "Debt Repurchase Loans".

      (iii) Section 3.3 of the Loan Agreement is hereby further amended by inserting the phrase "and the Debt Repurchase Line" immediately after the word
"Commitment" in clause (g) thereof and by inserting the words "and the Debt Repurchase Loans" immediately after the words "Term Loans" in such clause (g).

      (iv) Section 3.3 of the Loan Agreement is hereby further amended by adding the following new clause (h) at the end thereof:

          (h) To the extent that Borrower prepays the Debt Repurchase Loans in full prior to the payment in full of the Term Loans, Borrower shall be required to make the prepayments specified in clauses (c) and (e) above with regard to the Term Loans.

     (h)  Amendments  to Section 3.4 of the Loan Agreement.

     (i) Section 3.4 of the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting in lieu thereof the following sentence:

          Interest shall be payable on (i) the outstanding daily unpaid principal amount of each Advance from the date hereof until payment in full of such Advance, (ii) each Term Loan from the Closing Date until payment in full of the Term Loan and (iii) each Debt Repurchase Loan from the date thereof until payment in full thereof, and, in each case shall accrue and be payable at the applicable rates set forth herein with respect to Advances, the Term Loans and the Debt Repurchase Loans, before and after default, before and after maturity before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the extent permitted by applicable laws.

     (ii) Section 3.4 of the Loan Agreement is hereby further amended by inserting in paragraph (b) thereof immediately after the words "Term Loans" the phrase "and the Debt Repurchase Loans".

                (i) Fixed Rate. Borrower shall have the same right to elect that the Debt Repurchase Loans bear interest at the Fixed Rate as it does with respect to the Term Loans, in accordance with the provisions of Section 3.5 of the Loan Agreement; provided, that, Borrower may not have more than two (2) Interest Periods in effect at any time with respect to the Debt Repurchase Loans.

                (j) Amendment to Section 3.7 of the Loan Agreement. The Loan Agreement shall be deemed to be further amended by deleting Section
          3.7 thereof in its entirety and substituting in lieu thereof the following revised Section 3.7:

           3.7 Commitment Fees. (1)Borrower shall pay to the Agent, for the account of each Lender, a commitment fee with respect to the Commitment in an amount equal to the quotient of (a) an amount equal to (i) the average daily amount by which the Commitment exceeds the Facility Usage during the preceding month multiplied by (ii) one-quarter of one percent (1/4 of 1%) divided by (b) 360. The commitment fee payable hereunder shall accrue daily commencing on the Sixth Amendment Date and be payable monthly in arrears on each Monthly Payment Date and on the Commitment Termination Date.

     (2) Borrower shall pay to the Agent, for the account of each Lender, a commitment fee with respect to the Debt Repurchase Line, in an amount equal to the quotient of (a) an amount equal to (i) the average daily amount by which the Debt Repurchase Line exceeds the outstanding Debt Repurchase
     Loans  during  the preceding month multiplied by (ii) one  quarter  of  one percent (1/4 of 1%) divided by (b) 360. The commitment fee payable hereunder shall accrue daily commencing on the Sixth Amendment Date and be payable monthly in arrears on each Monthly Payment Date and on the Commitment Termination Date.

      (k) Amendment to Section 4.21 of the Loan Agreement. Section 4.21 of the Loan Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following revised Section 4.21:

               4.21 Subordination of Subordinated Indebtedness. This Agreement, as amended by the First Amendment, the Second Amendment, the Third
          Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, and the other Loan Documents to which Borrower or any Subsidiary is party, and, to the extent permissible under Section 1010 of the Senior Subordinated Note Indenture, all further amendments, amendments and restatements, renewals, extensions, restructurings, supplements, modifications, refinancings, refundings, or replacements hereof and thereof constitute the "Credit Agreement" within the meaning of the Senior Subordinated Note Indenture, and the Term Loans, the Revolving Credit Loan, the Letter of Credit Obligations, the Debt Repurchase Loans and all other Obligations of Borrower to the Agent and the Lenders under this Agreement, the Notes and any of the other Loan Documents, and, to the extent permissible pursuant to Section 1010 of the Senior Subordinated Note Indenture, all further amendments, amendments and restatements, renewals, extensions, restructurings, supplements, modifications, refinancings, refundings and replacements of any of the foregoing, constitute "Senior
          Indebtedness" of Borrower within the meaning of the Senior Subordinated Note Indenture, and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness" pursuant to Article 13 of the Senior Subordinated Note Indenture.

      (l) New Text at End of Article 4 of the Loan Agreement. Article 4 of the Loan Agreement is hereby further amended by adding the following paragraph at the end thereof:

           In connection with its execution and delivery of the Sixth Amendment, Borrower hereby affirms that each of the representations and warranties of Borrower contained in this Agreement or in any of the other Loan Documents is correct in all material respects as of the Sixth Amendment Date and after giving effect to the Sixth Amendment (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by this Agreement). In addition to induce GE Capital to enter into the Sixth Amendment, Borrower represents and warrants to the Agent and Lenders as follows:

           (a) Financial Statements. Borrower has furnished to the Lenders (i) Borrower's audited consolidated balance sheets for its Fiscal Year ending December 31, 1997 and Borrower's related audited consolidated statements of operations, stockholders' equity and cash flows for its Fiscal Year ending December 31, 1997, (ii) Borrower's unaudited consolidated balance sheet for its Fiscal Quarter ending June 30, 1998 and Borrower's related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Quarter, and (iii) Borrower's operating and financial plan for the five Fiscal Years ending after the date hereof, including projected balance sheets, statements of operations, and statements of cash flow. The financial statements described in clauses (i) and (ii) above fairly present the financial position and results of operations of Borrower, on a consolidated basis, as at the dates and for the periods indicated in accordance with GAAP consistently applied. The projections referred to in clause (iii) above were prepared on the basis of the estimates and assumptions stated therein and represented, at the date thereof, Borrower's good faith projections of its future financial performance prepared after reasonable investigations. As of the Sixth Amendment Date, no material developments have occurred since the date of such projections which would lead Borrower to believe that such projections, taken as a whole, are not reasonably attainable, subject to the uncertainties and approximations inherent in any projection.

           (b) No Other Liabilities; No Material Adverse Effect. Neither Borrower nor any Subsidiary has any liability or contingent liability that is material to Borrower or such Subsidiary that is not reflected in, reserved for or against or otherwise disclosed in the financial statements described in clause (a) above, and, since June 30, 1998, no event or circumstance has occurred that could reasonably be expected to have a Material Adverse Effect.

      (m) Amendments to Section 6.3 of the Loan Agreement. (i) Section 6.3 of the Loan Agreement shall be amended by deleting clauses (c), (d) and (h) thereof in their entireties and substituting in lieu thereof the following revised clauses (c), (d) and (h):

           (c) payments to Lancer or any Affiliate of Lancer of Borrower's allocated portion of the Lancer consolidated group's corporate expenses (including expenses for fees actually paid or payable at market rates to attorneys, accountants, consultants and other professionals) actually incurred in connection with Lancer's or any Affiliates of Lancer's performance of management, consulting, monitoring and financial advisory services with respect to Borrower or any Subsidiary; provided, however, that such payments (excluding reimbursement of the expenses referred to in the preceding parenthetical) shall be in an amount not in excess of $1,600,000 in the aggregate in any Fiscal Year (inclusive of an amount not in excess of $100,000 in any Fiscal Year permitted to be retained and paid by T-H Licensing as provided in clause (A)(2) of the second paragraph of
     Section 6.9(c) hereof);

           (d) payments in respect of the Equity Participation Plan and the Equity Incentive Plan to the extent permitted under Section 6.9;

           (h) reasonable directors' fees to directors of Borrower who are not employees of Borrower in an aggregate amount not to exceed $200,000 in any Fiscal Year;

      (ii) Section 6.3 of the Loan Agreement shall be further amended by adding the following new clauses (m), (n), (o) and (p) at the end of such section:

           (m) payments to Lancer or any Affiliate of Lancer for consulting, investment banking, advisory or other services performed by Lancer or any Affiliates of Lancer in connection with material and extraordinary transactions, including material acquisitions and dispositions, of Borrower or any of its Subsidiaries (including reimbursement of expenses of Lancer or Affiliates of Lancer for fees actually paid or payable at market rates to attorneys, accountants, consultants and other professionals in connection with such services); provided, however, that (i) such payments (excluding reimbursement of the expenses referred to in the preceding parenthetical) do not exceed in any Fiscal Year the greater of (x) $1,500,000 or (y) fifty percent (50%) of Borrowers' Consolidated Net Income before payment of Permitted Preferred Stock Dividends for the preceding
     Fiscal Year, but not to exceed $5,000,000, (ii) no Default or Event of Default has occurred and is continuing or will result from the payment of any such amount and (iii) this provision shall not be deemed to be a consent by Lenders to the consummation of any transaction prohibited by the Loan Agreement;

           (n) payments to Lancer or the Lancer Employee Stock Ownership Plan, the proceeds of which are used to redeem shares of common stock of Lancer held by participants in the Lancer Employee Stock Ownership Plan so long as
     (i) such payments do not exceed $500,000 in the aggregate in any Fiscal Year or $2,000,000 in the aggregate in the Fiscal Year (if any) in which Borrower's employees' participation in the Lancer Employee Stock Ownership Plan is terminated; (ii) such payments do not exceed $5,500,000 in the aggregate during the term of this Agreement and (iii) at the time of the making of any such payment no Default or Event of Default shall have occurred and be continuing or will result from the making of such payment;

           (o) purchases by Borrower or any Subsidiary of Borrower of the Exchange Preferred Stock so long as (i) the face amount of such purchases does not exceed $15,000,000 in the aggregate in any Fiscal Year and (ii) at the time of the making of any such purchase, no Default or Event of Default shall have occurred and be continuing or will result from the making of such purchase; and

           (p) repurchases or redemptions of Senior Subordinated Notes with the proceeds of Debt Repurchase Loans so long as all conditions precedent to the making of each Debt Repurchase Loan set forth in Section 2.3A have been satisfied.

          (n) Amendments to Section 6.9 of the Loan Agreement. (i) Section 6.9 of the Loan Agreement shall be deemed to be amended by deleting subclause
     (i) of clause (a) thereof and substituting in lieu thereof the following revised subclause (i):

           (i) to the Persons provided under the Equity Incentive Plan or the Equity Participation Plan in amounts not in excess of the Equity Plan Cap;

     (ii) Section 6.9 of the Loan Agreement shall be further amended by deleting the figure "$850,000" in clause (A)(2) of the second paragraph of clause (c) thereof and replacing it with the figure "$1,600,000".

     (o) Amendments to Section 6.17 of the Loan Agreement. Section 6.17 of the Loan Agreement shall be amended by deleting clause (b) thereof and substituting the following in lieu thereof the following revised clause (b):

           (b) amend, supplement, waive or otherwise relinquish any material right under, or otherwise modify any provision of, any Related Agreement which could reasonably be expected to have a Material Adverse Effect.

The remainder of Section 6.17, including, without limitation, the last sentence thereof, shall remain as written.

      (p) Amendments to Section 6.18 and Sections 6.20 through 6.22 of the Loan Agreement. The Loan Agreement shall be deemed to be further amended by deleting
Section  6.18  and  Sections 6.20 through 6.22 thereof in their  entireties  and substituting in lieu thereof the following revised Section 6.18 and Sections 6.20 through 6.22:

           6.18 Capital Expenditures. Borrower shall not, and shall not permit any Subsidiary to, make or commit to make Capital Expenditures in any Fiscal Year which exceed in the aggregate for Borrower and its Subsidiaries the sum of $15,000,000; provided that, in the event that, for any Fiscal Year, the maximum aggregate amount set forth above exceeds the amount of Capital Expenditures actually made in such Fiscal Year, the unused portion of such permitted amount for such Fiscal Year may be carried forward and used solely in the next succeeding Fiscal Year for Capital Expenditures, but only after the entire amount actually scheduled for use in such succeeding Fiscal Year shall have been used.

           6.20 Current Ratio. Borrower will not permit (as of the end of any Fiscal Quarter) the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.25:1.00.

           6.21 Consolidated Fixed Charge Coverage Ratio. Borrower will not permit the ratio of (a) Consolidated Cash Flow for any Fiscal Quarter to
     (b) Consolidated Fixed Charges for such Fiscal Quarter to be less than the ratio set forth below next to the Fiscal Year in which such Fiscal Quarter occurs:

          FISCAL YEAR ENDING                RATIO

           December 31, 1998              .90:1.00
           December 31, 1999              .90:1.00
           December 31, 2000               1.00:1.00
          and each Fiscal Year thereafter

           For purposes of this Section 6.21, Consolidated Cash Flow and Consolidated Fixed Charges shall be calculated based upon the period of four Fiscal Quarters ending on the date of calculation.

           6.22 Interest Coverage Ratio.  Borrower shall not permit the ratio of
     (a)  Consolidated  EBITDA for any Fiscal Quarter to  (b)  Consolidated  Net
     Interest Expense for such Fiscal Quarter to be less than the ratio set forth below next to the applicable Fiscal Quarter set forth below:

          FISCAL QUARTER                           RATIO

           All Fiscal Quarters through            1.50:1.00
               the Fiscal Quarter ending
               December 31, 2001
           Fiscal Quarters Ending
               March 31, 2002 and June 30, 2002   1.60:1.00
           All Fiscal Quarters thereafter         1.75:1.00

            For   purposes  of  this  Section  6.22,  Consolidated  EBITDA   and
     Consolidated Net Interest Expense shall be calculated based upon the period of four Fiscal Quarters ending on the date of calculation.

     Section 6.19 of the Loan Agreement shall remain as set forth in the Third Amendment to Loan Agreement, dated as of March 31, 1995.

      (q) Amendment to Section 9.2 of the Loan Agreement. Section 9.2 of the Loan Agreement is hereby amended by inserting in clause (a)(i) thereof immediately after the words "Letter of Credit Obligations" the phrase "and the Debt Repurchase Line and Lenders' Obligations to make Debt Repurchase Loans thereunder".

      (r)Amendment to Exhibit P to the Loan Agreement. Exhibit P to the Loan Agreement shall be deemed to be amended by deleting such Exhibit in its entirety and substituting in lieu thereof the revised Exhibit P attached to this Amendment.

      2. Conditions Precedent. This Amendment shall not become effective unless and until each of the following conditions precedent shall have been fulfilled, to Lenders' and its counsel's satisfaction:

          (a) Documents. The Agent shall have received all of the following, all in form and substance satisfactory to the Agent and legal counsel for the Agent:

                (i) a Term Note executed by Borrower in favor of each Lender in the amount of such Lender's Pro Rata Share of the Term Loans, which Term Notes shall be issued in consolidation, extension and renewal of the Term Notes dated December 5, 1996 issued by Borrower to Lenders;

               (ii) an amendment to the Mortgage giving effect to the amendments
     effected  hereby,  executed  by  Borrower,  and  in  form  acceptable   for
     recordation with the appropriate Governmental Agency;

                (iii) assurance from the Title Company that it is committed to cause such amendment to the Mortgage to be recorded, and, upon recordation of such amendment to issue an endorsement to the title insurance policy issued by the Title Company with regard to the Mortgage, in a form acceptable to the Agent, insuring the continued validity and priority of the Mortgage as a lien upon the Owned Real Property, subject to only those title exceptions which are set forth in such title insurance policy and such other title exceptions as may be approved by the Agent in its sole discretion;

                (iv) a reaffirmation of the Subsidiary Guaranty and Subsidiary Security Agreement signed by T-H Licensing and a reaffirmation of the Lancer Pledge Agreement signed by Lancer;

                (v) an Officer's Certificate affirming that the conditions set forth in clauses (b), (c), (d) and (e) below have been satisfied;

                (vi) such documentation as the Agent may reasonably require to confirm the good standing of Borrower in the state of its incorporation, the qualification of Borrower to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform this Amendment and any other Loan Documents to be executed and delivered in connection herewith to which it is party, certificates of good standing and of qualification to engage in business, certificates of corporate resolutions, incumbency certificates, certificates of Responsible Officials and the like;

                (vii) the legal opinion of Debevoise & Plimpton, special counsel to Borrower, substantially in the form of Exhibit 1 to this Amendment, together with copies of all factual certificates and legal opinions upon which such counsel has relied;

                (viii) Lenders shall be satisfied that Borrower's incurrence of Indebtedness pursuant to the increase in the Term Loans contemplated hereby and the initial Debt Repurchase Loan is permissible pursuant to
     Section 1010 of the Senior Subordinated Note Indenture and that after giving effect thereto each of the representations and warranties set forth in Section 4.21 shall continue to be true and correct in all respects and shall have received such assurances in regard thereto as Lenders shall request, including, without limitation, certifications of Senior Officers of Borrower with regard to such matters, each to be in form and substance satisfactory to Lenders.

                (ix) such other assurances, certificates, documents, consents or opinions (in addition to those described hereinbelow) as the Agent may reasonably require.

     (b) Representations and Warranties. The representations and warranties contained in Article 4 of the Loan Agreement (as amended hereby) shall be true and correct in all material respects on and as of the effective date hereof as though made on and as of that date (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by the Loan Agreement). In addition, Borrower represents and warrants that a Change of Control of Lancer did not result from the $30,000,000 capital contribution made by CIBC Wood Gundy Ventures, Inc. to Lancer.

     (c) Absence of Litigation. There shall not be pending or, to the best knowledge of Borrower, threatened, any litigation, arbitration, injunction, proceeding, governmental investigation or inquiry against or affecting Borrower or any Property of Borrower before any Governmental Agency that could reasonably be expected to have a Material Adverse Effect.

     (d) No Default. After giving effect to this Amendment, Lancer, Borrower and T-H Licensing shall be in compliance with all the terms and provisions of the Loan Documents to which they are party, and no Default or Event of Default shall have occurred and be continuing.

     (e) No Material Adverse Effect. Since June 30, 1998, there shall not have occurred: (1) any event or circumstance that could reasonably be expected to have a Material Adverse Effect, or (2) any dividends or other distributions made to the stockholders of Borrower, except as permitted by
     Section 6.3 of the Loan Agreement and Section 7(b) of the Lancer Pledge Agreement.

     (f) Compliance with Laws. Lenders shall be satisfied that Borrower and its Subsidiaries are in compliance with all applicable Laws, including, without limitation, all Environmental Laws and all Laws pertaining to labor, occupational safety and health and ERISA matters except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect. Lenders shall be satisfied that the execution and delivery of this Amendment and the consummation of the transactions contemplated hereby will not cause Borrower or any Subsidiary to violate any Contractual Obligation to which it is party or by which it is bound or any Laws applicable to it.

     (g) Fees. The Agent shall have received, for the account of Lenders, a closing fee in the amount of $125,000 which shall be fully-earned and non-refundable on the date hereof and in addition to and not in lieu of all other fees, interest and reimbursement for expenses provided herein and in the Loan Agreement. Lenders acknowledge that Borrower has advised Lenders that Borrower may prepay or repay some or all of the Senior Subordinated Notes (the "Refinancing") using proceeds from the issuance of new senior subordinated notes or other sources. Such Refinancings will require Lenders' consent pursuant to the terms of the Loan Agreement. Without limitation of Lenders' discretion to consent or not to consent to each such Refinancing, Lenders agree that they will not charge any additional fee in connection with such consent so long as (i) at the times when such consent is requested and such Refinancing occurs, no Default or Event of Default has occurred and is continuing, (ii) Borrower does not request that Lenders grant concurrent consents, waivers, or amendments as to any other matters except, with respect to the issuance of new senior subordinated notes, any necessary consents, waivers or amendments incidental to such Refinancing,
     (iii) Borrower does not request that Lenders make any financing available in regard thereto except pursuant to the Debt Repurchase Line, and (iv) such consent requests and Refinancings occur on or prior to September 15, 1999.

     3.   Other Agreements

           (a) Except as set forth expressly herein and above, all terms of the Loan Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Agent and Lenders. In furtherance of the foregoing, Borrower acknowledges that from and after the date hereof, it shall continue to be bound by all provisions of the Loan Agreement as amended hereby. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Loan Agreement as modified and amended hereby.

           (b) Borrower agrees to pay on demand the reasonable fees and out-of-pocket expenses of counsel to GE Capital incurred in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby.

           (c) To induce the Agent and Lenders to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of Borrower as against the Agent or Lenders with respect to the Obligations.

           (d) This Amendment shall be governed by, and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State and all applicable laws of the United States of America.

           (e) This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same agreement.

      4. Refinancings. Borrower agrees that Agent and Lender shall have the right of first refusal to serve as agent and to participate as a lender, respectively, in any debt refinancing of the Obligations under the Loan Agreement consummated at any time prior to September 15, 2000, on substantially the same terms and conditions as offered by any other prospective agent and lender; provided, however, that (i) such right of first refusal shall not be applicable to any proposed refinancing of the Obligations (or portion thereof) using the proceeds of Subordinated Indebtedness which is junior in rank to the Obligations and (ii) in the event that any other Indebtedness of Borrower is refinanced contemporaneously with, or as part of, any refinancing of the Obligations, such right of first refusal shall only apply to the refinancing of the Obligations and not such other Indebtedness.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   FAIRFIELD MANUFACTURING
                                     COMPANY, INC.


                                   By:___________________________
                                     Richard A. Bush
                                             Vice President-Finance



                                   GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as Agent


                                   By:___________________________
                                     Elaine L. Moore
                                     Senior Vice President,
                                     as duly authorized


                                   GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as Lender


                                   By:__________________________
                                     Elaine L. Moore
                                     Senior Vice President,
                                     as duly authorized

                           ACKNOWLEDGMENT OF GUARANTOR


      The undersigned, T-H Licensing, Inc., hereby (a) acknowledges its receipt of a copy of and consents to the within and foregoing Amendment, (b) agrees to be bound by the provisions thereof and (c) acknowledges and agrees that the Subsidiary Guaranty, the Subsidiary Security Agreement and all other Loan Documents to which the undersigned is a party shall continue in full force and effect from and after the execution and delivery of the within and foregoing Amendment without diminution or impairment.

      IN WITNESS WHEREOF, the undersigned has set its hand as of the 12th day of October, 1998.

                                        T-H LICENSING, INC.



                                   By:___________________________
                                     Name:
                                     Title:
                            ACKNOWLEDGMENT OF LANCER

      The undersigned, Lancer Industries Inc., hereby (a) acknowledges its receipt of a copy of and consents to the within and foregoing amendment, (b) agrees to be bound by the provisions thereof and (c) acknowledges and agrees that the Lancer Pledge Agreement shall continue in full force and effect from and after the execution and delivery of the within and foregoing Amendment without diminution or impairment.

      IN WITNESS WHEREOF, the undersigned has set its hand as of the 12th day of October, 1998.


                              LANCER INDUSTRIES INC.

                              By:____________________
                                    Name:
                                    Title: